Exhibit 10.11

LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT, made as of May 10, 2013, by and between STERLING NATIONAL BANK, a national banking association, having an office located at 500 Seventh Avenue, New York, New York 10018 (hereinafter referred to as the "Bank" or "Secured Party"), and COFFEE HOLDING CO., INC. ("Coffee Holding"), a Nevada corporation, with its principal and executive offices located at 3475 Victory Boulevard, Staten Island, New York 10314 and ORGANIC PRODUCTS TRADING COMPANY LLC ("Organic Products"), a Delaware limited liability company, with its principal and executive offices located at 3475 Victory Boulevard, Staten Island, New York 10314, as co-borrowers (hereinafter collectively referred to as the "Borrower" or "Debtor");

W I T N E S S E T H

    WHEREAS, Borrower executed and delivered to the Bank various loan documents, instruments and agreements, in  connection with a $7,000,000.00 revolving line of credit  loan facility (the "Loan Facility") including, but not limited to, a Loan and Security Agreement dated as of February 17,2009 (the "Loan and Security Agreement"), a Validity Guaranty executed by Andrew Gordon and David Gordon (the "Validity Guarantors") dated March 4,2010, a Loan Modification Agreement dated July 22,2010, a First Amendment To Loan and Security Agreement dated July 23,2010, and a Loan Modification Agreement dated February 14, 2012 (all such documents, agreements, and instruments executed by the Borrower and the Validity Guarantors, including all extensions and/or modifications, if any, hereinafter collectively referred to as the "Original Loan Documents");

    WHEREAS, extensions of credit were made by the Bank pursuant to the Loan Documents; and

    WHEREAS, the Borrower and the Validity Guarantors have requested certain modifications to the Revolving Loan Facility; and

    WHEREAS, the Bank has agreed to the requests of the Borrower and the Validity Guarantors, and has agreed to modify and continue the Loan Facility in accordance with such terms as are agreeable to the Borrower and the Validity Guarantors as evidenced by their execution of this Loan Modification Agreement and all agreements, instruments, and documents executed and to be executed in conjunction herewith (the Original Loan Documents, the within Loan Modification Agreement, and all such agreements, instruments, and documents collectively referred to hereafter as the "Loan Documents");

    NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions

1.1 As used in this Loan Modification Agreement, the following terms shall have the meanings ascribed to them as follows:

     "Agreement" shall mean this Loan Modification Agreement.

"Borrower" shall mean COFFEE HOLDING CO., INC. and ORGANIC PRODUCTS TRADING COMPANY LLC, and any other Person designated or signing this Agreement as Borrower, together with all successors and assigns thereof (also referred to herein as "Debtor" and "Obligor").

"Line of Credit" shall mean the revolving line of credit established for the benefit of the Borrower under the Original Loan Documents in the amount of $7,000,000.00 (the "Maximum Revolving Advance Amount") and continued hereunder.

"Loan Documents" shall mean the Original Loan Documents, the within Agreement, and all agreements, instruments, and documents executed in conjunction herewith.

"Loan Facility" shall mean the Line of Credit.

    "Maximum Revolving Advance Amount" shall mean $7,000,000.00.

    "Obligations" shall mean any and all loans, Advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Bank or to any other direct or indirect subsidiary or affiliate of Bank of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document (including, without limitation, this Agreement and the other Loan Documents), whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of Bank's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of Borrower's Indebtedness and/or liabilities under this Agreement, the other Loan Documents or under any other agreement between Bank and Borrower and any amendments, extensions, renewals or increases and all costs and expenses of Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses, and expenses arising from all obligations of Borrower to perform acts or refrain from taking any action, and the Bank's enforcement thereof.

    "Obligor" shall mean the Borrower and the Validity Guarantors, together with all successors and assigns thereof.

    "Original Loan Documents" shall mean all documents, agreements, and instruments as described in the preamble of this Agreement.

    "Wall Street Prime Rate" shall mean the rate of interest designated as the "Prime Rate" which appears in each publication of The Wall Street Journal under the designation entitled "Money Rates". This rate of interest fluctuates and is subject to change without prior notice. In the event that the Wall Street Prime Rate cannot be ascertained from publication of The Wall Street Journal, the rate of interest which shall be used in substitution thereof and until such time as the Wall Street Prime Rate can be ascertained by reference to The Wall Street Journal shall be a rate equal to the average of the prime rate of interest announced from time to time by three New York banks selected by the Bank in its discretion. The effective interest rate applicable to the unpaid principal amount hereunder shall change on the date of each change in the Wall Street Prime Rate. Any change in the Wall Street Prime Rate will take effect at the opening of business on the day of a change in the Wall Street Prime Rate.

 1.2  If not otherwise defined in this Agreement, terms used herein which are defined by the Original Loan Documents shall have the same meaning as prescribed therein. Whenever the context of use of a particular term suggests that such term be in the plural or of a different gender, said term shall be deemed to have such other meaning in the event that such term does not appear in the plural or reflect such other gender.

SECTION 2. Modifications and Restatement of Certain Conditions.

2.1 The Maturity Date of the Loan Facility is hereby extended by an additional Renewal Term ending on February 17, 2015, on which date there shall be due and payable all principal, interest, fees, charges and all other sums outstanding in connection with the Loan Facility under the Loan Documents. The liability of the Borrower and any other party liable for the Borrower's obligations to the Bank with respect to any other document, instrument or obligation arising from the Loan Documents which matures beyond the Maturity Date, if any, shall continue until all obligations of the Borrower thereunder and under the Loan Documents to the Bank have been satisfied in full. If the Maturity Date shall fall on a day, or any payment hereunder becomes due on a day, which is not a Business Day, the due date for payment hereunder shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

2.2 The two (2) Business Days allowed under the Original Loan Documents subsequent to receipt of remittances from Account Debtors of the Borrower to permit bank clearance and collection is hereby reduced to zero days.

2.3 The Borrower shall pay to the Bank monthly in arrears, on the first day of each month, an unused line fee, chargeable to the Borrower's revolving loan account, equal to one half of one percent (0.50%) per annum of the daily average amount by which the Maximum Revolving Advance Amount exceeds the outstanding principal balance of the Revolving Credit Loans as determined by Bank in sole discretion.

2.4 Borrower will permit the Bank and its agents and representatives, at any time and from time to time during normal business hours and without undue disruption to Borrower's business, to (i) visit and inspect the premises and the properties of Borrower and the Collateral, (ii) inspect and make extracts from the books and records of Borrower, and (iii) discuss with Borrower's officers, employees and accountants any and all matters with respect to the business, assets, liabilities, financial condition, results of operations and business prospects of the Borrower. Such audits or field examinations are expressly authorized by Borrower, and shall include one (1) field examination per year unless an Event of Default has occurred. The cost of any activities of the Bank hereunder shall be paid by Borrower as invoiced by the Bank. The cost of all field examinations thereafter required by the Bank shall be borne by the Borrower based on $850.00 per man per day plus out of pocket expenses.

       2.5 All reporting requirement set forth in the Original Loan Documents shall remain in full force and effect except for the following modifications to Section 6.3 of the Loan and Security Agreement:

        2.5.1 Borrower shall provide to the Bank, on the last day of each month, a detailed aging report setting forth the amount due and owing on each of Borrower's Accounts Receivable on Borrower's books at such time, together with a reconciliation report satisfactory to the Bank showing all sales, collections, payments and adjustments to accounts receivable on Borrower's books at such time.

2.5.2 Borrower shall provide to the Bank, on the last day of each month, a detailed listing and summary of the Inventory on Borrower's books at such time, and including quantities, values, and location.

2.5.3 Borrower shall provide to the Bank, on the last day of each month, Borrower's sales journal, cash receipts journal, and credit memos.

2.5.4 Borrower shall provide to the Bank, on the last day of each month, a Borrowing Base Certificate together with Borrower's Accounts Receivable aging and Inventory report.

2.5.5 Borrower shall provide to the Bank, within 15 days of the end of the previous month, a detailed aging report setting forth the amount due and owing on each of Borrower's accounts payable on Borrower's books as of the close of the preceding month.

2.5.6 Borrower shall provide to the Bank prompt notice of any change in the status of an Account Receivable from that which is Eligible to that which is not, and the rejection of goods, delay in performance, or claims made in regard to Accounts Receivable.

2.6 Except as modified in this Agreement and any agreement, instrument or document executed in Conjunction herewith, each of the Original Loan Documents, and the provisions thereof, remain in fulI force and effect including, but not limited the, all recordings and filings. In the event that there is a conflict between any provision of the Original Loan Documents on the one hand, and this Agreement and any agreements, instruments and documents executed in conjunction herewith on the other hand, the provisions of the latter shall govern, it being acknowledged and agreed that nothing in the Loan Documents shall in any way adversely affect any prior recordings or filings made in connection with the Original Loan Documents.

SECTION 3. Security

3.1 As security for the payment and discharge of all Obligations, Borrower has heretofore granted, and continues to grant, to the Bank a security interest in and lien on property as more particularly set forth in the Original Loan Documents, all of which constitutes Collateral as security in favor of the Bank for the payment and discharge of all Obligations. If parties other than the Borrower have heretofore granted to the Bank a security interest in and lien on property as more particularly set forth in the Original Loan Documents, such security interests and liens on such property constitute collateral as security in favor of the Bank for the payment and discharge of all Obligations of the Borrower to the Bank. All prior granting of security interests, pledges, liens, mortgages, assignments, hypothecations, filings and recordings, if any, shall continue to remain in full force and effect.

SECTION 4. The Collateral

4.1 The Obligors reaffirm all warranties, covenants and representations set forth in the Original Loan Documents regarding all property of any kind or nature and wheresoever situate pledged, assigned, mortgaged, or hypothecated to the Bank, or in which the Bank was granted a security interest, lien or interest of any kind under the Original Loan Documents, this Agreement or any of the other Loan Documents.

4.2 Cross-Collateralization and Cross-Default. All Collateral heretofore, herein or hereafter given or granted to the Bank shall secure payment and performance of all of the Obligations, including any Collateral given or granted to the Bank by Borrower. All Loans, Advances and all other Obligations shall be and are hereby declared to be crosscollateralized, cross-defaulted and cross-guaranteed. All property of Borrower of any kind or nature in which Bank has been, is hereunder, or shall hereafter be granted a security interest or a Lien of any kind shall constitute Collateral for all Obligations. Any event of default in connection with any loan, advance or extension of credit made at any time by Bank to Borrower under any documents executed in connection therewith shall automatically and without further acts on the part of the Bank constitute an event of default under all loans, advances and extensions of credit made at any time by Bank to Borrower. In such event, Bank shall have available to it all rights and remedies including, but not limited to, acceleration of any or all loans, advances and extensions of credit made af any time by Bank to Borrower. It shall not be necessary for cross-collateralization, crossdefault, cross-acceleration or cross-guarantee language to be inserted into any other previously existing or hereafter created instrument, document or agreement for this section to be fully enforceable by Bank against Borrower and all of their property of any kind or nature, including such property as is specifically described in this Agreement, any of the other Loan Documents, or any other documents executed by Borrower.

       SECTION 5. Representations and Warranties of the Borrower

5.1 Borrower hereby reaffirms all warranties, covenants, agreements, representations, and undertakings set forth in the Original Loan Documents except as may be modified by the express provisions of this Agreement.

5.2 Each entity Obligor was duly formed and is in good standing under the laws of the state of its formation, and utilizes no names other than as set forth in the Loan Documents. Each Obligor has all requisite power and authority (i) to execute and deliver this Agreement and all other Loan Documents, and to consummate the transactions and perform its obligations thereunder; (ii) to own and operate its properties and assets and to carry on the business now conducted or as now contemplated; and (iii) is qualified or authorized to do business and is in good standing in all jurisdictions wherein the character of the property owned or the nature of the business conducted by Obligor makes such qualification or authorization necessary.

5.3 The execution and delivery of, and the consummation of the transactions contemplated under, this Agreement and all of the other Loan Documents, have been duly authorized and approved and no other proceedings on the part of the Obligors are necessary or required under the laws of the State of New York and all other jurisdictions which may have an effect on the validity and enforceability of the Loan Documents.

5.4 The Loan Documents delivered or to be delivered by the Obligors are legal, valid and binding obligations of the Obligors, enforceable against the Obligors in accordance with their respective terms.

5.5 As of the date hereof, the Obligors represent and warrant as follows: (a) the representations and warranties of the Obligors set forth in the Loan Documents are true and correct; (b) the Obligors are in compliance with all the terms and provisions set forth in the Loan Documents; (c) neither a Default nor an Event of Default under the Loan Documents exists; and (d) the Bank is in full compliance with its obligations under the Loan Documents and there exist no claims, defenses, offsets, counterclaims, or causes of action of any kind in favor of the 'Obligors and against the Bank, its agents, servants, representatives, and employees, and that any such claims in any event are hereby irrevocably waived.

SECTION 6. Additional Provisions

6.1 Borrower may have executed or may hereafter execute instruments, agreements and documents evidencing indebtedness to the Bank not referenced in the Original Loan Documents or this Agreement. This Agreement does not modify, nor is Borrower released from, all obligations of Borrower under such instruments, agreements, and documents which remain in full force and effect.

6.2 This Agreement sets forth the entire agreement of the parties hereto modifying the Original Loan Documents as of the date hereof.

SECTION 7. Miscellaneous

7.1 Concerning Successors and Assigns. All covenants, agreements, representations and warranties made herein shall survive execution of the Loan Documents, and shall continue in full force and effect so long as the Obligations under the Loan Documents are outstanding. Whenever in this Agreement any ofthe parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Obligors which are contained in this Agreement shall bind its successors and assigns and inure to the benefit of the successors and assigns of the Bank.

7.2 New York Law Governs. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be perfonmed wholly within the State of New York (and excluding the laws applicable to conflicts or choice of law). Any judicial proceeding brought by any of the Obligors with respect to any of the Obligations, this Agreement, the other Loan Documents or any related agreement shall be brought in any state or federal court of competent jurisdiction located in the City of New York, New York County, State of New York, and, by execution and delivery of this Agreement, each of the Obligors accepts for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process of any such proceeding may be made upon any of the Obligors by mail at the address set forth in the Loan Documents for such party. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Bank to bring proceedings against any of the Obligors or other party in the courts of any other jurisdiction. Each of the Obligors waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any 'defense based on lack of jurisdiction or venue or based upon forum non conveniens.' Each of the Obligors waives the right to remove any judicial proceeding brought against such Obligor in any state court to any federal court.

7.3 Modifications in Writing. Modification or the waiver of any provisions of this Agreement or the Loan Documents shall in no event be effective unless the same shall be in writing and signed by the Bank and the Obligors, and then such modification or waiver shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Obligors in any case shall entitle it to any other or further notice or demand in the same circumstances.

7.4 Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

7.5 Severability. In the event any provision of this Agreement or the other Loan Documents shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or thereof.

7.6 Other Documents. In the event that any provision of the Loan Documents conflict with each other, the interpretation agreed upon is that which will most effectively protect the Bank's security.

7.7 Multiple Parties. If more than one party is included in the term "Borrower" or "Validity Guarantor" or "Obligor" as defined under this Agreement, all references to the term "Borrower" or" Validity Guarantor" or "Obligor" shall include each and every party so named, and their obligations under the Loan Documents shall be joint and several.

7.8 Jury Waiver and Others. THE OBLIGORS AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY "COURSE OF CONDUCT, COURSE OF DEALINGS. STATEMENTS OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BYLAW, EACH OBLIGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ORANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE OBLIGORS CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT AND MAKE ANY LOAN.

7.9 Indemnification, Borrower agrees to pay, reimburse, indemnify and hold harmless, the Bank, its directors, officers, employees, agents and representatives from and against any and all actions, costs, damages, disbursements, expenses (including reasonable attorneys' fees), judgments, liabilities, losses, obligations, penalties and suits of any kind or nature whatsoever with respect to: (i) the administration, enforcement, interpretation, preparation, amendment, modification, waiver or consent of any of the Loan Documents; (ii) the exercise of any right or remedy granted in any of the Loan Documents, the collection or enforcement of any of the Obligations and the proof or allowability of any claim arising under any of the Loan Documents, whether in any bankruptcy or receivership proceeding or otherwise; and (iii) any claim of third parties, and the prosecution or defense thereof, arising out of or in any way connected with any of the Loan Documents or any Collateral.

7.10 Further Assurances and Corrective Instrument. The Borrower and each Obligor agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of the Loan Documents or as requested by the Bank to perfect or preserve the security interests or liens granted to it pursuant to the Loan Documents.

7.11 Construction, The Borrower and each Obligor acknowledges that this Agreement is not to be construed as payment or discharge of the obligations of the Borrower or any Obligor under the Original Loan Documents, but rather a renewal and modification thereof, same to relate back to the Original Loan Documents to the fullest extent possible,

7.12 Non-signing Parties. The parties hereto agree that this Agreement is made on the express condition that it shall not be construed as precluding the Bank, its successors and assigns, from enforcing any and all rights against any other party liable under the Original Loan Documents, as maker, endorser, guarantor, surety or in any other capacity Whatsoever, whose written assent hereto has not been obtained, for which purpose the obligations under the Original Loan Documents may be treated as overdue and collectible immediately in accordance with the terms thereof as if this Agreement had not been made.

7.13 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.14 Effective Date and Term. This Agreement shall become effective upon the date set forth on page 1 hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this document as of the day and year first above written.

WITNESS OR ATTEST:

COFFEE HOLDING CO., INC

By:	/s/ David Gordon	By:	/s/ Andrew Gordon
	Name: David Gordon		Name: Andrew Gordon
	Title: Secretary		Title: President

ORGANIC PRODUCTS TRADING COMPANY LLC

		By:	/s/ Andrew Gordon
Name: Andrew Gordon
Title: Manager

		By:	/s/ David Gordon
Name: David Gordon
Title: Manager

STERLING NATIONAL BANK

		By:	/s/ Murray R. Markowitz
Name: Murray R. Markowitz
Title: First Vice President